Exhibit 10.29

                              EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT is made and entered into as of the 10th day of June, 1998, by and between Digital Teleport, Inc., a Missouri corporation (the "Company"), and Daniel A. Davis ("Employee").

                  WITNESSETH:

                  WHEREAS, the Company desires to obtain the benefit of the services of Employee, and Employee desires to be employed by the Company and render such services on the terms and conditions, including compensation, hereinafter set forth;

                  WHEREAS, the Company is a wholly-owned subsidiary of DTI Holdings, Inc. ("Holdings");

                  NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, it is hereby agreed as follows:

                  1. Employment.  Employee is hereby employed by the Company and
Employee   hereby  accepts  such   employment  upon  the  terms  and  conditions
hereinafter set forth.

                  2. Term of Employment. The term of this Employment Agreement shall commence on the date first set forth above and shall end on the third anniversary of such date (the "Employment Period"), unless sooner terminated as provided in Section 5 hereof.

                  3. Duties. Employee shall serve in a full-time capacity with the title Vice President Legal Affairs - Corporate (which area of responsibilities may be modified from time to time by the Company's President) with the Company or the business of the Company as presently conducted and as said business may evolve during the Employment Period on a full-time basis. During the Employment Period, Employee shall devote such time, attention, skill, energy and efforts as may be necessary for the faithful performance of duties assigned to Employee.

                  4. Compensation.

                  (a) During the Employment Period, the Company shall pay Employee as compensation for his or her services during the Employment Period, a base salary (the "Base Salary") at a rate of One hundred, Twenty-five thousand Dollars ($125,000) per year, such Base Salary to be payable in accordance with the Company's usual payment practices. Additionally, Employee shall be entitled to participate in all of the Company's employee benefit plans generally available to employees of the Company.

                  (b) In addition to the compensation set forth in Section 4(a), the Company shall pay Employee the sum of twenty thousand dollars ($20,000) upon the execution by Employee of this Agreement.


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                  (c)  Employee  will  receive a grant of  options  to  purchase
150,000 shares of Holdings' outstanding common stock. Such options shall be have the features set forth in Exhibit A hereto. The grant date shall be as soon as reasonably practicable following the date hereof, not to exceed four (4) months.

                  (d) Employee will be eligible for a bonus up to one-third of his Base Salary. Such bonus shall in the sole and absolute discretion of the Company.

                  (e) All compensation shall be subject to customary withholding taxes and other employment and usage taxes as required with respect thereto.

                  5. Termination of Employment. Prior to the expiration of the Employment Period, this Employment Agreement and Employee's employment may be terminated by the Company as follows:

                  (a) Upon thirty (30) days prior written notice to Employee in the event Employee becomes disabled. In the event of a disagreement concerning the existence of any such disability, the matter shall be resolved by a disinterested licensed physician chosen by the Company.

                  (b) At the election of the Company, for "Cause" immediately upon notice by the Company to Employee. For the purposes of this Employment Agreement, "Cause" shall mean:

                  (1) willful or prolonged absence from work by Employee (other than by reason of disability due to physical or mental illness) or failure, neglect or refusal by Employee to perform his duties and responsibilities hereunder;

                  (2) material breach by Employee of any of the covenants contained in this Employment Agreement;

                  (3) the Employee's commission of fraud or dishonesty against the Company or willful misfeasance or nonfeasance of duty intended to injure or having the effect of injuring the reputation, business or business relationships of the Company, its subsidiaries or affiliates or their respective officers, directors or employees; or

                  (4) upon a charge by a governmental entity against Employee of any crime involving moral turpitude or which could reflect unfavorably upon the Company or upon the filing of any civil action involving a charge of embezzlement, theft, fraud or other similar act.

                  (c) For any other cause or without cause, upon written notice to Employee.

                  Upon termination of this Employment Agreement, all rights and obligations of the parties hereunder shall cease, except: (i) if this Employment Agreement is terminated without cause pursuant to Subsection (c) above prior to the end of the Employment Period, Employee shall receive all of his or her Base Salary for the remainder of such Employment Period; and (ii) termination of employment pursuant to this Section 5 or otherwise shall not terminate or otherwise affect the rights and obligations of the parties pursuant to Sections 7 through 15 hereof.

                  Subject to the provisions of Section 9 hereof, nothing contained herein will be construed to prevent Employee from seeking or obtaining other employment in the event the employment of Employee is terminated by the Company without cause.

                  6. Change of Control.

                  (a) If (i) the Company terminates Employee's employment without Cause during the period commencing with the date of a Change of Control (as hereinafter defined) and ending twelve months following the Change of Control (the "Change of Control Period"), or (ii) Company terminates Employee's employment without Cause within three months prior to a Change of Control unless such termination was not in connection with or not in anticipation of a Change of Control, the Employee shall be entitled to receive as compensation Change of Control Payments (as hereinafter defined) and such Change of Control Payments shall be in lieu of any other payments described in Section 5 herein. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall relieve Employer of its obligation of providing Employee with all retirement and deferred compensation benefits in accordance with the terms of all retirement and deferred compensation plans in which Employee participates.

                  (b) The term "Change of Control") for purposes of this section shall mean:

                  (i) any "person" (within the meaning of the Securities Exchange Act of 1934 (the "Exchange Act"), becomes the beneficial owner of more than fifty percent (50%) of Holdings then outstanding voting securities (other than as a result of any sale by KLT Telecom Inc. of voting securities in Holdings or change of ownership of KLT Telecom Inc.);

                  (ii) the shareholders of Holdings approve a definitive agreement of merger or consolidation with any other business entity other than a merger or consolidation that would result in the voting securities of Holdings outstanding immediately prior to the consummation of the merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least fifty percent (50%) of the consolidation outstanding immediately after such merger or consolidation (provided that if such agreement is terminated prior to consummation of such merger or consolidation, a change of control shall be deemed not to have happened for purposes of this Agreement if employee has not been previously terminated); or

                  (iii) the shareholders of Holdings approve a plan of complete liquidation or dissolution of Holdings or an agreement for the sale or disposition by Holdings of all or substantially all of the assets of Holdings (provided that if such plan is terminated prior to such liquidation or dissolution, or if such agreement is terminated prior to the consummation of such sale or disposition, a change of control shall be deemed not to have happened for purposes of this Agreement if employee has not been previously terminated).

Notwithstanding the foregoing, in no event shall an initial public offering of Holdings, or an increase in the ownership of shares of voting securities by any shareholder of Holdings who beneficially owns shares of voting securities as of the date of this Agreement, be considered a Change of Control.

                  (c) The term "Change of Control Payments" shall mean the greater of:

                           (i) Employee's Base Salary for the remainder of the Employment Period, plus an amount equal to the simple average of performance bonuses previously paid to Employee, prorated to the end of the Employment Period; or

                           (ii) an amount  equal to  Employee's  Base Salary for
one year.

                  7. Third-Party Confidentiality. Employee shall not disclose to the Company or induce the Company to use any secret or confidential information belonging to persons not affiliated with the Company. Employee acknowledges that the Company has disclosed that the Company is now, and may be in the future, subject to duties to third parties to maintain information in confidence and secrecy. By executing this Employment Agreement, Employee consents to be bound by any such duty owed by the Company to any third party.

                  8. Inventions, Etc.; Confidentiality.

                  (a) Any and all ideas, inventions, discoveries, patents, patent applications, continuation-in-part patent applications, divisional patent applications, technology, copyrights, derivative works, trademarks, service marks, improvements, trade secrets and the like, which are developed, conceived, created, discovered, learned, produced and/or otherwise generated by Employee, whether individually or otherwise, during the time that Employee is employed by the Company, whether or not during working hours, that relate to (i) the business and/or activities of the Company, (ii) the Company's anticipated research  or  development,  or (iii)  any work  performed  by  Employee  for the
Company, shall be the sole and exclusive property of the Company, and the Company shall own any and all right, title and interest to such property. The Employee assigns and agrees to assign to the Company any and all right, title and interest in and to any such ideas, inventions, discoveries, patents, patent applications, continuation-in-part patent applications, divisional patent applications, technology, copyrights, derivative works, trademarks, service marks, improvements, trade secrets and the like, whenever requested to do so by the Company, at the Company's expense, and the Employee agrees to execute any and all applications, assignments or other instruments which the Company deems desirable or necessary to protect such interests.

                  (b) Section 8(a) shall not apply to any invention for which no equipment, supplies, facilities, or confidential and trade secret information of the Company was used and which was developed entirely on the Employee's own time, unless (i) the invention relates (A) to the Company's business or (B) to the Company's actual or demonstrably anticipated research or development or (ii) the invention results from any work performed by the Employee for the Company.

                  (c) Employee acknowledges that Employee's work for the Company is expected to bring him or her into close contact with various confidential business data of the Company and its clients not readily available to the public. Accordingly, Employee:

                           (i)   covenants   and  agrees  that  (A)  during  the
         Employment Period, except pursuant to appropriate safeguards on confidentiality and only in connection with the business of the Company and (B) after the Employment Period, on any basis for any reason, Employee shall not use or disclose to anyone except authorized personnel of the Company, whether or not for his or her benefit or otherwise, any confidential matters (collectively, "Confidential Matters"), concerning the Company or its suppliers, consultants, agents or clients, whether former, current or potential (collectively, the "Clients"), including without limitation, all confidential technical information of the Company, secrets, trade secrets, formulas, proprietary software, copyrights, Client lists, lists of employees, confidential evaluations, mailing lists, details of consultant contracts, pricing policies, sales data and reports, margins, operational methods and processes, plans, financial information and other confidential business affairs, learned by Employee concerning the Company, its Clients, or a third party, including without limitation, any subsidiaries, partners, affiliates, shareholders, employees, lenders, suppliers, consultants, agents or joint venture partners of the Company (collectively, "Affiliates"); and

                           (ii) covenants and agrees that (A) all confidential memoranda, notes, sketches, lists (including, without limitation, mailing and customer lists), records, other confidential documents and computer diskettes (and all copies thereof) made or compiled by Employee or made available to him or her concerning the Company, its Clients and any Affiliates are the sole property of the Company, and
         (B) if such documents are in the possession or control of Employee, Employee shall deliver them, without retaining any copies thereof, to the Company promptly at the time of Employee's termination of employment or at any other time upon request by the Company.

                  9. Noncompetition/Conflicts of Interest.

                  (a) Employee covenants an agrees that Employee shall not, directly or indirectly, as a principal, employee, partner, consultant, agent or otherwise, compete or assist in competitive activity with the Company, within the areas in which the Company then operates, during the Employment Period and for a period of twelve (12) consecutive months immediately following the Employment Term (the period of time during which Employee is restricted from such competition pursuant to the foregoing provisions is hereinafter referred to as the "Restricted Period") without the express prior written consent of the Company; provided, however, that the running of the Restricted Period shall be tolled during any period of time in which Employee violates the provisions herein. Without limiting the generality of what might constitute competitive activity, Employee acknowledges and agrees that any fiber-optic competitive access provider, competitive or incumbent local exchange carrier or inter-exchange carrier shall constitute competitive activity.

                  (b) During the Restricted Period, Employee shall not directly or indirectly, alone or in concert with others, solicit or accept the business of any customer (or any person or entity whom the Company or any of its employees or agents has solicited as a prospective customer) ("Customer") (nor provide any services to any Customer) which was a Customer of the Company at any time during the course of Employee's employment by the Company.

                  (c) During the Restricted Period, Employee shall not, directly or indirectly, alone or in concert with others, solicit or encourage any employee of the Company, or an employee of any person or entity with which the Company has an agreement through which the Company and the person or entity are to act in concert with respect to the business of the Company (a "Consultant"), to leave their respective employment or hire any employee of the Company or any person who was an employee of the Company at any time within the one (1) year period prior to the date first above written.

                  (d) During the Restricted Period, Employee shall not, directly or indirectly, alone or in concert with others, encourage any consultant which is then under contract with the Company to cease to work for the Company or any Consultant.

                  (e) The provisions of this Section 9 shall not be applicable to the extent Employee (i) is employed by or is a partner in a law firm, (ii) is employed by the legal department in a corporation or other entity, or (iii) otherwise engages in the practice of law or provision of legal services following the termination of his employment with the Company. The provision of business advice incidental to the practice of law or provision of legal services shall not be considered other than the practice of law. In that event, Employee acknowledges that he is subject to professional obligations concerning conflicts of interest that accrue to the benefit of the Company. In addition, without limiting or enlarging such professional obligations, Employee agrees that he will not, for a period of three years following the Employment Term, represent or aid in the legal representation of, any entity in any transaction or proceeding in which the Company is an adverse party.

                  10. Acknowledgment Regarding Restrictions. Employee recognizes and agrees that the restraints contained in Section 8 and Section 9 are reasonable and enforceable in view of the Company's legitimate interests in protecting its trade secrets and customer contacts. Employee further acknowledges that the limitations contained in Section 8 and Section 9 are reasonable as to the duration in time, as to geographic scope and as to the nature of the activities restricted. However, in the event an appropriate court determines that the provisions of Section 9 are excessively broad as to duration, geographic scope, prohibited activities or otherwise, the parties agree that Section 9 may be reduced or curtailed to the extent necessary to render it enforceable.

                  11. Vacation and Holidays. Employee shall be entitled to three
(3) weeks paid vacation per year starting at the beginning of the employment term, provided that the Company may require that such vacation shall be scheduled as mutually agreed by Employee and the Company. Employee shall be entitled to the following six (6) paid holidays per year: New Year's Day, Independence Day, Thanksgiving and the day after Thanksgiving, and Christmas Day and an additional "floating holiday."

                  12. Non-Waiver of Rights. The Company's failure to enforce at any time any of the provisions of this Employment Agreement or to require at any time performance by the Employee of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Employment Agreement, or any part of it, or the right of the Company thereafter to enforce each and every provision in accordance with the terms of this Employment Agreement.

                  13. The Company's Right to Injunctive Relief. In the event of a breach or threatened breach of any of Employee's duties and obligations under the terms and provisions of Sections 8 or 9, Employee agrees that the Company shall be entitled to a temporary restraining order and a preliminary and permanent injunction to prevent such breach or threatened breach because the harm which might result to the Company's business as a result of any noncompliance by Employee with any of the provisions of Sections 8 or 9 will be irreparable. Employee acknowledges that the Company's entitlement to injunctive relief shall be in addition to the Company's entitlement to damages.

                  14. The Company's Right to Recover Costs and Fees. Employee agrees that if Employee breaches or threatens to breach this Employment Agreement, Employee shall be liable for any attorney's fees and costs incurred by the Company in enforcing its rights under this Employment Agreement in the event that a court determines that Employee has breached this Employment Agreement or if the Company obtains injunctive relief against the Employee.

                  15. Prior and/or Present Employment. Employee represents and warrants to the Company that Employee is not a party to any agreement containing a noncompetition provision or other restriction with respect to (a) the nature of any services or business that Employee is entitled to perform or conduct for the Company or (b) the disclosure or use of any information which directly or indirectly relates to the nature of the business of the Company or the services to be rendered by Employee to the Company. Employee further certifies that Employee will not disclose or use, during Employee's employment by the Company, any confidential information that Employee acquired as a result of any previous employment or under a contractual obligation of confidentiality before Employee's employment by the Company.

                  16. Future Employment. During the Restricted Period, Employee shall inform each new employer, prior to accepting employment, of the existence of this Employment Agreement and provide that employer with a copy of it. Employee hereby authorizes the Company to forward a copy of this Employment Agreement to any actual or prospective new employer.

                  17. Assignments. This Employment Agreement shall be freely assignable by the Company and shall inure to the benefit of, and be binding upon, the Company, its successors and assigns and/or any other corporate entity which shall succeed to the business presently being operated by the Company, but, being a contract for personal services, neither this Employment Agreement nor any rights hereunder are assignable by Employee.

                  18. Governing Law. This Employment Agreement shall be interpreted in accordance with and governed by the laws of the State of Missouri without regard to its conflict of law rules. The parties agree that exclusive venue and jurisdiction for any action brought under this Employment Agreement shall lie in the County of St. Louis, Missouri.

                  19. Amendments. No modification, amendment or waiver of any of the provisions of this Employment Agreement shall be effective unless in writing and signed by the parties hereto.

                  20. Notices. Any notices to be given by either party hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, certified or registered mail, postage prepaid, as follows: to the Company at Digital Teleport, Inc., 11111 Dorsett Road, St. Louis, Missouri 63043, Attn.: Richard D. Weinstein, President; and to Employee at 2632 South Eleventh, St. Louis, Missouri 63118; or to such other address as may have been furnished to the other party in writing.

                  21. Entire Agreement. This Employment Agreement is the entire agreement between the parties and supersedes any previous oral or written agreement or understanding between the Company and Employee with respect to the subject matter hereof. There are no representations, warranties, promises or undertakings other than those expressly contained in this Employment Agreement.

                  22. Confidentiality of Employment Agreement. Employee acknowledges that the terms and provisions in this Agreement arise from a unique set of circumstances. Therefore, Employee agrees to keep the terms of this Employment Agreement strictly confidential and shall not reveal such terms to any person, including, without limitation, any other employee of the Company.

                  23. Severability. Subject to severability provisions integral to any paragraph of this Agreement, the unenforceability, invalidity or illegality of any provisions of this Agreement shall not effect or impair the continuing enforceability or validity of any other part of this Agreement, all of which shall survive and be valid and enforceable.

                  24. Counterparts. This Employment Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  25. Headings. The headings in this Employment Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Employment agreement.

                  IN WITNESS WHEREOF, the parties have executed this Employment agreement as of the date first above written.

                                                   DIGITAL TELEPORT, INC.



                                                   By:  /s/ Richard D. Weinstein
                                                      --------------------------
                                                        Richard D. Weinstein
                                                        President


                                                   EMPLOYEE


                                                    /s/ Daniel A. Davis
                                                   -----------------------------
                                                   Daniel A. Davis

                                    EXHIBIT A

                                  Stock Options


1.   The options shall be nonqualified stock options.

2. One third of the options shall become exercisable after the end of each of the first, second, and third years of the date hereof.

3.   The exercisability of options shall accelerate upon a change of control.

4. Employee shall have 60 days following termination to exercise options if terminated without cause, or if termination occurs following a change of control.

5.   The exercise price will be equal to $6.66.

6.   The options will have a term of ten years.